                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                         Settlement Date                           4/30/2003
                                                                         Determination Date                        5/12/2003
                                                                         Distribution Date                         5/15/2003

I.      All Payments on the Contracts                                                                           1,535,709.36
II.     All Liquidation Proceeds on the Contracts
        with respect to Principal                                                                                  32,410.73
III.    Repurchased Contracts                                                                                           0.00
IV.     Investment Earnings on Collection Account                                                                       0.00
V.      Servicer Monthly Advances                                                                                  32,550.95
VI.     Distribution from the Reserve Account                                                                           0.00
VII.    Deposits from the Pay-Ahead Account
        (including Investment Earnings)                                                                             2,647.74
VIII.   Transfers to the Pay-Ahead Account                                                                         (1,125.23)
IX.     Less:  Investment Earnings distributions
        (a)  To Sellers with respect to the Collection Account                                                          0.00
        (b)  To Sellers with respect to the Pay-Ahead Account                                                          (1.59)
X. Deposits in error 0.00

Total available amount in Collection Account                                                                   $1,602,191.96
                                                                                                               =============

DISTRIBUTION AMOUNTS                                                   Cost per $1000
---------------------------------------------                         ---------------

1.    (a) Class A-1 Note Interest Distribution                                                        0.00
      (b) Class A-1 Note Principal Distribution                                                       0.00
          Aggregate Class A-1 Note Distribution                          0.00000000                                     0.00

2.    (a) Class A-2 Note Interest Distribution                                                        0.00
      (b) Class A-2 Note Principal Distribution                                                       0.00
          Aggregate Class A-2 Note Distribution                          0.00000000                                     0.00

3.    (a) Class A-3 Note Interest Distribution                                                        0.00
      (b) Class A-3 Note Principal Distribution                                                       0.00
            Aggregate Class A-3 Note Distribution                        0.00000000                                     0.00

4.    (a) Class A-4 Note Interest Distribution                                                        0.00
      (b) Class A-4 Note Principal Distribution                                                       0.00
          Aggregate Class A-4 Note Distribution                          0.00000000                                     0.00

5.    (a) Class A-5 Note Interest Distribution                                                        0.00
      (b) Class A-5 Note Principal Distribution                                                       0.00
          Aggregate Class A-5 Note Distribution                          0.00000000                                     0.00

6.    (a) Class A-6 Note Interest Distribution                                                   19,573.62
      (b) Class A-6 Note Principal Distribution                                               1,327,320.33
          Aggregate Class A-6 Note Distribution                         56.83096835                             1,346,893.95

7.     (a) Class B Note Interest Distribution                                                    59,285.00
       (b) Class B Note Principal Distribution                                                        0.00
           Aggregate Class B Note Distribution                           5.56666667                                59,285.00

8.     (a) Class C Note Interest Distribution                                                    98,822.83
       (b) Class C Note Principal Distribution                                                        0.00
           Aggregate Class C Note Distribution                           5.70833312                                98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                        13,156.51
       (b)  Reimbursement of prior Monthly Advances                                              17,692.44
               Total Servicer Payment                                                                              30,848.95

10.   Deposits to the Reserve Account                                                                              66,341.23

Total Distribution Amount from Collection Account                                                              $1,602,191.96
                                                                                                               =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA)
           from Excess Collections                                                                1,694.79
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
           from Excess Collections                                                                1,654.60
      (c)  Distribution from the Reserve Account to
           the Sellers (Chase USA)                                                                    0.00
      (d)  Distribution from the Reserve Account to the Sellers
           (Chase Manhattan Bank)                                                                     0.00
                        Total Amounts to Sellers
                       (Chase USA & Chase Manhattan Bank)                                                            3,349.39
                                                                                                               ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers
           (Chase USA)                                                                                0.80
      (b)  Distribution from the Payahead Account to the Sellers
           (Chase Manhattan Bank)                                                                     0.79
                        Total Amounts to Sellers
                        (Chase USA & Chase Manhattan Bank)                                                               1.59
                                                                                                               ==============

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


                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                         0.00
        (b) Class A-2 Notes    @             6.028%                                                         0.00
        (c) Class A-3 Notes    @             6.140%                                                         0.00
        (d) Class A-4 Notes    @             6.250%                                                         0.00
        (e) Class A-5 Notes    @             6.420%                                                         0.00
        (f) Class A-6 Notes    @             6.500%                                                    19,573.62
                     Aggregate Interest on Class A Notes                                                                 19,573.62
        (g) Class B Notes @                  6.680%                                                                      59,285.00
        (h) Class C Notes @                  6.850%                                                                      98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                 0.00
        (g) Class B Notes                                                                                   0.00
        (h) Class C Notes                                                                                   0.00

3.   Total Distribution of Interest                                       Cost per $1000
                                                                          --------------
        (a) Class A-1 Notes                                                 0.00000000                      0.00
        (b) Class A-2 Notes                                                 0.00000000                      0.00
        (c) Class A-3 Notes                                                 0.00000000                      0.00
        (d) Class A-4 Notes                                                 0.00000000                      0.00
        (e) Class A-5 Notes                                                 0.00000000                      0.00
        (f) Class A-6 Notes                                                 0.82589114                 19,573.62
                     Total Aggregate Interest on Class A Notes                                                           19,573.62
        (g) Class B Notes                                                   5.56666667                                   59,285.00
        (h) Class C Notes                                                   5.70833312                                   98,822.83


                 PRINCIPAL
---------------------------------------------

                                                                      No. of Contracts
                                                                      ----------------
1.   Amount of Stated Principal Collected                                                             379,472.85
2.   Amount of Principal Prepayment Collected                                   63                    939,910.55
3.   Amount of Liquidated Contract                                              2                       7,936.93
4.   Amount of Repurchased Contract                                             0                           0.00

       Total Formula Principal Distribution Amount                                                                    1,327,320.33

5.   Principal Balance before giving effect to Principal
     Distribution                                                                            Pool Factor
                                                                                             -----------
        (a) Class A-1 Notes                                                                   0.0000000                       0.00
        (b) Class A-2 Notes                                                                   0.0000000                       0.00
        (c) Class A-3 Notes                                                                   0.0000000                       0.00
        (d) Class A-4 Notes                                                                   0.0000000                       0.00
        (e) Class A-5 Notes                                                                   0.0000000                       0.00
        (f) Class A-6 Notes                                                                   0.1524722               3,613,590.99
        (g) Class B Notes                                                                     1.0000000              10,650,000.00
        (h) Class C Notes                                                                     1.0000000              17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                   0.00
        (g) Class B Notes                                                                                                     0.00
        (h) Class C Notes                                                                                                     0.00

7.   Principal Distribution                                              Cost per $1000
                                                                         ---------------
        (a) Class A-1 Notes                                                 0.00000000                                        0.00
        (b) Class A-2 Notes                                                 0.00000000                                        0.00
        (c) Class A-3 Notes                                                 0.00000000                                        0.00
        (d) Class A-4 Notes                                                 0.00000000                                        0.00
        (e) Class A-5 Notes                                                 0.00000000                                        0.00
        (f) Class A-6 Notes                                                56.00507722                                1,327,320.33
        (g) Class B Notes                                                   0.00000000                                        0.00
        (h) Class C Notes                                                   0.00000000                                        0.00

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

8.   Principal Balance after giving effect to Principal
     Distribution                                                                            Pool Factor
                                                                                             -----------
        (a) Class A-1 Notes                                                                   0.0000000                       0.00
        (b) Class A-2 Notes                                                                   0.0000000                       0.00
        (c) Class A-3 Notes                                                                   0.0000000                       0.00
        (d) Class A-4 Notes                                                                   0.0000000                       0.00
        (e) Class A-5 Notes                                                                   0.0000000                       0.00
        (f) Class A-6 Notes                                                                   0.0964671               2,286,270.66
        (g) Class B Notes                                                                     1.0000000              10,650,000.00
        (h) Class C Notes                                                                     1.0000000              17,312,029.25


                 POOL DATA
---------------------------------------------
                                                                                              Aggregate
                                                                       No. of Contracts   Principal Balance
                                                                       ----------------   -----------------
1.   Pool Stated Principal Balance as of 4/30/2003                          1,185           30,248,299.91

2.   Delinquency Information                                                                                           % Delinquent
                                                                                                                      ------------

              (a) 31-59 Days                                                  27             852,011.00                     2.817%
              (b) 60-89 Days                                                  9              161,784.15                     0.535%
              (c) 90-119 Days                                                 6              166,121.04                     0.549%
              (d) 120 Days +                                                  0                    0.00                     0.000%

3.   Contracts Repossessed during the Due Period                              1               26,127.06

4.   Current Repossession Inventory                                           1               26,127.06

5.   Aggregate Net Losses for the preceding
     Collection Period
     (a)  Aggregate Principal Balance of
          Liquidated Receivables                                              2                7,936.93
     (b)  Net Liquidation Proceeds on any
          Liquidated Receivables                                                              32,410.73
                                                                                         --------------
     Total Aggregate Net Losses for the preceding
     Collection Period                                                                                                  -24,473.80

6.   Aggregate Losses on all Liquidated Receivables
     (Year-To-Date)                                                                                                     172,772.76

7.   Aggregate Net Losses on all Liquidated Receivables
     (Life-To-Date)                                                           585                                     5,267,208.65

8.   Weighted Average Contract Rate of all
     Outstanding Contracts                                                                                                  8.962%

9.   Weighted Average Remaining Term to Maturity of
     all Outstanding Contracts                                                                                             103.025


              TRIGGER ANALYSIS
---------------------------------------------

1.   (A) Average 60+ Delinquency Percentage                    1.552%
     (B) Delinquency Percentage Trigger in effect ?                          NO

2.   (A) Average Net Loss Ratio                               -0.002%
     (B) Net Loss Ratio Trigger in effect ?                                  NO
     (C) Net Loss Ratio (using ending Pool Balance)           -0.012%

3.   (A) Servicer Replacement Percentage                      -0.053%
     (B) Servicer Replacement Trigger in effect ?                            NO



               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                    13,156.51

2.    Servicer Advances                                                                                         32,550.95

3.   (a)  Opening Balance of the Reserve Account                                                             5,258,742.27
     (b)  Deposits to the Reserve Account                                                     66,341.23
     (c)  Investment Earnings in the Reserve Account                                           3,506.48
     (d)  Distribution from the Reserve Account                                               (3,349.39)
     (e)  Ending Balance of the Reserve Account                                                              5,325,240.59

4.   Specified Reserve Account Balance                                                                       5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                               3,184.97
     (b)  Deposits to the Pay-Ahead Account from the
          Collection Account                                                                   1,125.23
     (c)  Investment Earnings in the Pay-Ahead Account                                             1.59
     (d)  Transfers from the Pay-Ahead Account to the
          Collection Account                                                                  (2,647.74)
     (e)  Ending Balance in the Pay-Ahead Account                                                                1,664.05



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